EXHIBIT 99.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 16, 2005, among INOVIO BIOMEDICAL CORPORATION, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company shares of Common Stock and Warrants on the Closing Date.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1                                 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“AMEX” means the American Stock Exchange.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Closing” means the closing of the purchase and sale of the Shares and the Warrants pursuant to Section 2.1.

“Closing Date” means such date as is mutually acceptable to the parties following the time at which  all conditions to Closing in Section 2.2 hereof have been satisfied or waived.

“Closing Price” means the average of the daily volume weighted average prices (“VWAP”) of the Company’s common stock (the “Common Stock”) as reported on the AMEX for each of the maximum number of trading days (not to exceed 20 trading days) immediately preceding the Closing Date as may be permitted by applicable rules of AMEX for determining “market price.”

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Kirkpatrick & Lockhart Nicholson & Graham LLP.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall mean (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Per Share Purchase Price” means $2.40 subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares (or other Registrable Securities as defined in the Registration Rights Agreement).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Subscription Amount” means, as to each Purchaser, the amount set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.

“Subscription Amounts” means the total of each Subscription Amount from all Purchasers.

“Subsidiary” means “significant subsidiary” (as such term is defined in Rule 405 promulgated under the Securities Act).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq Capital Market.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the Common Stock Purchase Warrants, in the form of Exhibit B hereto, issuable to the Purchasers at the Closing, which warrants shall be exercisable immediately upon issuance for a term of five (5) years and have an exercise price equal to $2.93 per share.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1                                 Closing.  On the Closing Date, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, (a) a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price and (b) the Warrants as determined pursuant to Section 2.2(a)(iii).  The aggregate number of Shares sold hereunder shall be up to 9,892,735 (excluding shares issuable upon exercise of the Warrants)..  Except for (i) the Subscription Amount from Verdas Invest Ltd. (“Verdas”) of $3,037,500 which has heretofore been received by the Company, (ii) the subscription amounts consisting of certificates for shares of the Company’s Series A, Series B or Series C Cumulative Convertible Preferred Stock (“Preferred Stock”) to be used by the holders thereof to purchase Shares and Warrants hereunder in accordance with the rights of participation specified in the Company’s Certificate of Designations applicable to such series of Preferred Stock and (iii) the Warrants to be delivered to the Purchasers in accordance with Section 2.2(a)(iii), the Subscription Amount paid by each Purchaser in the Closing together with all other closing deliverables shall be placed in escrow pending the Closing pursuant to a Closing Escrow Agreement among the Company, SDS Management LLC (“SDS”) and Wiggin and Dana LLP (the “Escrow Agent”), which agreement shall be in the form attached hereto as Exhibit E (the “Closing Escrow Agreement”). Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the Los Angeles offices of Company Counsel or such other location as the parties shall mutually agree.

2.2                                 Closing Conditions; Deliveries.

(a)                                  On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)                                     this Agreement duly executed by the Company;

(ii)                                  A copy of, and written acknowledgment of receipt by the Company’s transfer agent of, irrevocable instructions duly signed by an authorized signatory of the Company addressed to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, one or more certificates evidencing the aggregate number of Shares duly authorized, issued, fully paid and non-assessable, equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iii)                               within five (5) Trading Days of the Closing Date, one or more certificates evidencing the Warrants, registered in the name of such Purchaser, pursuant to which such Purchaser shall initially have the right to acquire up to the number of shares of Common Stock equal to thirty-five percent (35%) of the Shares to be issued to such Purchaser at the Closing; provided, however, if any Warrants would result in the purchase of a fractional share, the number of shares covered by those Warrants will be rounded down to the nearest whole share;

(iv)                              the Registration Rights Agreement duly executed by the Company;

(v)                                 the Closing Escrow Agreement duly executed by the Company;

(vi)                              a legal opinion of Company Counsel, in the form of Exhibit C hereto;

(vii)                           A certificate of the Secretary of the Company (the “Secretary’s Certificate”), in form and substance satisfactory to the Purchasers, certifying as follows:

(A)                              that attached to the Secretary’s Certificate is a true and complete copy of the Certificate of Incorporation of the Company, as amended to the Closing Date;

(B)                                that attached to the Secretary’s Certificate is a true and complete copy of the Bylaws of the Company, as amended to the Closing Date;

(C)                                that attached to the Secretary’s Certificate are true and complete copies of the resolutions of the Board of Directors of the Company (the “Board of Directors”) authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby and by the other Transaction Documents including, but not limited to, the authorization and issuance of the Shares, Warrants and Warrant Shares;

(E)                                 the names and true signatures of the officers of the Company signing this Agreement and all other documents to be delivered in connection with this Agreement; and

(F)                                 such other matters as the Purchasers may reasonably request;

(viii)                        A wire transfer representing the Purchasers’ legal fees and other third-party expenses as described in Section 5.1 hereof; such fee may, at the election of the Purchasers, be paid out of the funds due from the Purchasers at the Closing;

(ix)                                Confirmation from AMEX or email confirmation from Company counsel that AMEX has approved the application for the listing or qualification of the Shares and the Warrant Shares for trading thereon, subject to official notice of issuance; and

(x)                                   A certificate of good standing of the Company as of a recent date.

(b)                                 On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)                                     this Agreement duly executed by such Purchaser;

(ii)                                  such Purchaser’s Subscription Amount by wire transfer to the Company pursuant to the Closing Escrow Agreement (or in the case of a Purchaser using shares of the Company’s Series A, Series B or Series C Cumulative Convertible Preferred Stock (“Preferred Stock”) in accordance with the rights of participation specified in the Company’s Certificate of Designations applicable to such series of Preferred Stock, upon surrender by such Purchaser to the Company for cancellation of certificate(s) for an appropriate number of shares of such series of Preferred Stock necessary to pay such Purchaser’s Subscription Amount); and

(iii)                               the Registration Rights Agreement duly executed by such Purchaser.

(c)                                  All representations and warranties of the other party contained herein shall remain true and correct as of the Closing Date and all covenants of the other party shall have been performed if due prior to such date.

(d)                                 There shall be in escrow, pursuant to the Closing Escrow Agreement, Subscription Amounts in cash of at least $12,570,000 ($15,000,000 less $2,430,000 of the Subscription Amount of $3,037,500 which has heretofore been received by the Company from Verdas).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1                                 Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof, or as disclosed in the SEC Reports filed since December 31, 2004 including exhibits thereto filed or incorporated by reference therein (the “Recent Reports”), the Company hereby makes the representations and warranties set forth below to each Purchaser.

(a)                                  Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

(b)                                 Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)                                  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)                                 No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2 hereof, federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not result in a Material Adverse Effect.

(e)                                  Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.2 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws(collectively, the “Required Approvals”).

(f)                                    Issuance of the Securities.  The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g)                                 Capitalization.  The capitalization of the Company is as described in the Company’s most recent periodic report filed with the Commission.  The Company has not issued any capital stock (including, without limitation, any Common Stock Equivalents) since such filing other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as disclosed in the Recent Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Except as set forth in Schedule 3.1(g), none of the stockholders of the Company possess any preemptive rights in respect of the Securities.

(h)                                 SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including, without limitation, pursuant to Section 13(a) or 15(d) thereof and including, without limitation, any registration statements or prospectuses filed by the Company, during the thirty-six months preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(i)                                     Material Changes.  Since the date of the latest Annual Report on Form 10-K included within the Recent Reports, except as disclosed in the Recent Reports or set forth in Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders.

(j)                                     Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) if there were an unfavorable decision, would result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Act.

(k)                                  Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which would result in a Material Adverse Effect.

(l)                                     Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental or regulatory authority, including without limitation all foreign, federal, state and local laws and all rules and regulations of any Trading Market, in each case, applicable to its business or assets except in each case as would not have a Material Adverse Effect.

(m)                               Licenses; Compliance With FDA and Other Regulatory Requirements.

(i)                                     General. Except as disclosed in the Recent Reports, the Company holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company and its Subsidiaries as presently operated (the “Material Permits”). All the Material Permits have been duly issued or obtained and are in full force and effect, and the Company and its Subsidiaries are in material compliance with the terms of all the Material Permits. The Company and its Subsidiaries have not engaged in any activity that, to their knowledge, would cause revocation or suspension of any such Material Permits. The Company has no knowledge of any facts which could reasonably be expected to cause the Company to believe that the Material Permits will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Material Permits.

(ii)                                  Regulatory Authorities. Without limiting the generality of the representations and warranties made in paragraph (i) above, the Company represents and warrants that (i) the Company and each of its Subsidiaries is in material compliance with all applicable provisions of the United States Federal Food, Drug, and Cosmetic Act and the rules and regulations promulgated thereunder (the “FDC Act”) and equivalent laws, rules and regulations in jurisdictions outside the United States in which the Company or its Subsidiaries do business, (ii) its products and those of each of its Subsidiaries that are in the Company’s control are not adulterated or misbranded and are in lawful distribution, (iii) all of the products marketed by and within the control of the Company comply in all material respects with any conditions of approval and the terms of the application by the Company to the appropriate Regulatory Authorities (as defined below), (iv) to the knowledge of the Company or its Subsidiaries, no Regulatory Authority has initiated legal action with respect to the manufacturing of the Company’s products, such as seizures or required recalls, and the Company uses best efforts to comply with applicable good manufacturing practice regulations, (v) its products are labeled and promoted by the Company and its representatives in substantial compliance with the applicable terms of the marketing applications submitted by the Company to the Regulatory Authorities and the provisions of the FDC Act and foreign equivalents, (vi) all adverse events that were known to and required to be reported by Company to the Regulatory Authorities have been reported to the Regulatory Authorities in a timely manner, (vii) neither the Company nor any of its Subsidiaries is, to their knowledge, employing or utilizing the services of any individual who has been debarred under the FDC Act or foreign equivalents, (viii) all stability studies required to be performed for products distributed by the Company or any of its Subsidiaries have been completed or are ongoing in material compliance with the applicable Regulatory Authority requirements, (ix) any products exported by the Company or any of its Subsidiaries have been exported in compliance with the FDC Act and (x) the Company and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Controlled Substances Act.  As used herein, “Regulatory Authority” means any governmental authority in a country or region that regulates the manufacture or sale of Company’s products, including, but not limited to, the United States Food and Drug Administration.

(n)                                 Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o)                                 Intellectual Property. Other than as set forth in the Recent Reports:

(i)                                     the Company or a Subsidiary thereof has the right to use or is the sole and exclusive owner of all right, title and interest in and to all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by the Company and its Subsidiaries (collectively, the “Intellectual Property Rights”) and in and to each material invention, software, trade secret, technology, product, composition, formula and method of process used by the Company or its Subsidiaries (the Intellectual Property Rights and such other items, the “Intellectual Property”), and, to the Company’s knowledge, has the right to use the same, free and clear of any claim or conflict with the rights of others;

(ii)                                  no royalties or fees (license or otherwise) are payable by the Company or its Subsidiaries to any Person by reason of the ownership or use of any of the Intellectual Property except as set forth on Schedule 3.1(o);

(iii)                               there have been no claims made against the Company or its Subsidiaries asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to its knowledge, there are no reasonable grounds for any such claims;

(iv)                              neither the Company nor its Subsidiaries have made any claim of any violation or infringement by others of its rights in the Intellectual Property, and to the best of the Company’s knowledge, no reasonable grounds for such claims exist; and

(v)                                 neither the Company nor its Subsidiaries have received notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property.

(p)                                 Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged and as are required by applicable law.  All of such insurance policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Company and its Subsidiaries have complied with all material terms and conditions of such policies, including premium payments.  During the 12 months prior to the date hereof, neither the Company nor any Subsidiary has received any notice from any of its insurers that it will not be able to renew its existing insurance coverage as and when such coverage expires.

(q)                                 Transactions With Affiliates and Employees.  Except as set forth in the Recent Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)                                    Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that would significantly adversely affect the Company’s internal controls.

(s)                                  Certain Fees.  Except as set forth in Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t)                                    Private Placement/General Solicitation. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising; and  the Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(u)                                 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)                                 Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(w)                               Form S-3 Eligibility.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 the Company is eligible to register the resale of its Common Stock by the Purchasers under Form S-3 promulgated under the Securities Act and the Company hereby covenants and agrees to use reasonable efforts to maintain its eligibility to use Form S-3 until the Registration Statement covering the resale of the Shares shall have been filed with, and declared effective by, the Commission.

(x)                                   Taxes.  All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Company and its Subsidiaries have been timely filed (or appropriate extensions have been obtained) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing as filed are correct and complete in all material respects, reflect accurately all liability for taxes of the Company and its Subsidiaries for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Company and its Subsidiaries or relating to or chargeable against any of its material assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the Closing Date, were fully collected and paid by such date if due by such date or provided for by adequate reserves in the financial statements most recently included in the Recent Reports (other than taxes accruing after such date) and all similar items due through to the Closing Date will have been fully paid by that date or provided for by adequate reserves, whether or not any such taxes were reported or reflected in any tax returns or filings. No taxation authority has sought to audit the records of the Company or any of its Subsidiaries for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for the Company’s or any of its Subsidiaries’ alleged failure to provide any such tax returns, reports or related information and disclosure. No material claims or deficiencies have been asserted against or inquiries raised with the Company or any of its Subsidiaries with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Company or any of its Subsidiaries has not filed a tax return that it was required to file, and, to the best of the Company’s knowledge, there exists no reasonable basis for the making of any such claims or inquiries. Neither the Company nor any of its Subsidiaries has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation.

(y)                                 Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(z)                                   Poison Pill. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement and the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

The Purchasers each acknowledge and agree that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in this Agreement and in the other Transaction Documents.

3.2                                 Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)                                  Organization; Authority.  Such Purchaser (if other than a natural person) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Documents to which such Purchaser is a party and performance by such Purchaser of the transactions contemplated thereby have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 Investment Intent.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws at any time).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)                                  Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not a registered broker dealer, affiliated with any broker or dealer registered under Section 15(a) of the Exchange Act, or a member of the National Association of Securities Dealers, Inc. or an entity engaged in the business of being a broker dealer .

(d)                                 Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)                                  General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)                                    Legends.  It is understood that, except as provided in Section 4.1 of this Agreement, certificates evidencing such Securities may bear the Legend (as set forth below).

(g)                                 No Short Positions or Stock Ownership.  Each Purchaser has not, during the 30 days prior to the Closing, entered into any Short Sales.  For purposes of this Section 3.2(h), a “Short Sale” by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock.  For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of all Common Stock Equivalents then held by such Purchaser (assuming that such Common Stock Equivalents were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

(h)                                 Acknowledgement of Collateral Transactions with Certain Purchasers. Each of the Purchasers acknowledges that the Company will be issuing additional shares of its Common Stock pursuant to the terms described, and to the Purchasers set forth, on Exhibit D hereto (the “Collateral Transactions”) to induce such Purchasers to participate as Purchasers in the transaction contemplated by this Agreement and each Purchaser agrees to proceed with transactions contemplated by this Agreement notwithstanding the Collateral Transactions and notwithstanding that the Company has not offered, and is not permitting, all Purchasers to engage in the Collateral Transactions.  Each of the Purchasers (other than those engaging in the Collateral Transactions), waives any right such Purchaser may otherwise have to engage in the Collateral Transaction or to receive the consideration from the Company being provided to the Purchasers engaging in the Collateral Transaction.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those  set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1                                 Transfer Restrictions.

(a)                                  The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement, Rule 144 or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion and shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)                                 The Purchasers agree to the imprinting, so long as is required by Section 4.1(c), of a legend (the “Legend”) on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

If the Purchaser is a resident of British Columbia or Ontario the certificates representing Securities shall bear the following additional legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE FEBRUARY 9, 2006.

(c)                                  Certificates evidencing the Shares and Warrant Shares shall contain the Legend, except (i) while a registration statement (including the Registration Statement)

covering the resale of such security is effective under the Securities Act any Purchaser desiring removal of the Legend, provides (or causes a broker acting on such Purchaser’s behalf to provide) to the Company (or to the Company’s transfer agent on the Company’s behalf), reasonable written assurances to the effect that any of the Shares or Warrant Shares, as the case may be, sold or to be sold by such Purchaser have been, or will be, sold in accordance with the plan of distribution set forth in the Prospectus included as part of the relevant registration statement registering the Shares or Warrant Shares and in compliance with the prospectus delivery requirements under the Securities Act, or (ii) following any sale of Shares or Warrant Shares pursuant to an effective registration statement, or (iii) following any sale of such Shares or Warrant Shares pursuant to Rule 144 by such Purchaser, or (iv) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), the Purchaser requests removal of the Legend on that basis and provides the Company standard documentation in support of such Legend removal request in form reasonably acceptable to the Company.

4.2                                 Securities Laws Disclosure; Publicity.  The Company shall, not later than the business day following the Closing Date issue a press release and, within four business days following the Closing Date, file a Current Report on Form 8-K, in each case reasonably acceptable to SDS disclosing the material terms of the transactions contemplated hereby.  The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, following the Closing Date the Company may file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and the occurrence of the Closing and including as exhibits to such Form 8-K this Agreement (including the schedules hereto and the names and addresses of the Purchasers), the form of Warrants and the Registration Rights Agreement, in the form required by the Exchange Act and Regulation FD promulgated thereunder. Except as herein provided, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations.

4.3                                 Non-Public Information.  The Company represents and warrants to each Purchaser that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes material non-public information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representation and covenant in effecting transactions in securities of the Company.

4.4                                 Use of Proceeds.  The Company shall use the net proceeds from the sale of the Shares and the Warrants for general corporate purposes and working capital

4.5                                 Indemnification.

(a)                                  Company Indemnification. The Company agrees to indemnify and hold harmless the Purchasers, their Affiliates, each of their officers, directors, partners, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Company of any covenant or agreement made by the Company in this Agreement or in any of the Transaction Documents; (ii) any breach of warranty or representation made by the Company in this Agreement or in any of the Transaction Documents (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

(b)                                 Purchaser Indemnification. The Purchasers, severally and not jointly, agree to indemnify and hold harmless the Company, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (A) any breach or default in the performance by the Purchasers of any covenant or agreement made by the Purchasers in this Agreement or in any of the Transaction Documents; (B) any breach of warranty or representation made by the Purchasers in this Agreement or in any of the Transaction Documents; and (C) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing; provided, however, that a Purchaser’s liability under this Section 4.5(b) shall not exceed the Subscription Amount paid by such Purchaser hereunder.

(c)                                  Indemnity Procedure.

(i)                                     A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”.  An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

(ii)                                  The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties or representation of both parties by the same counsel would be inappropriate in the reasonable opinion of the Indemnified Party, due to conflicts of interest or otherwise. If the Indemnifying Party does not make such election, or having made such election does not proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, take over the defense of and proceed to handle such claim on behalf of the Indemnified Party, but the Indemnifying Party shall not be liable for any settlement by the Indemnified Party effected without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party take over its own defense of any such claim pursuant to the provisions of this section except to the extent that such cooperation, in the reasonable opinion of the counsel for the Indemnifying Party, may prejudice or adversely affect the rights or defenses of the Indemnifying Party. The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof except to the extent that such cooperation, in the reasonable opinion of the counsel for the Indemnifying Party or the Indemnified Party, may prejudice or adversely affect the rights or defenses of its client.

(iii)                               With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (A) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (B) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (C) a settlement of the claim. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

4.6                                 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.7                                 Listing of Common Stock.  The Company hereby agrees to use reasonable efforts to maintain the listing of the Common Stock on a Trading Market, and, to the extent that the Common Stock is so listed, to use its best efforts to list all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.8                                 Additional Covenants.

(a)                                  Except for transactions approved by a majority of the disinterested members of the Board of Directors, neither the Company nor any of its Subsidiaries shall enter into any transaction with any (i) director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its Subsidiaries, (ii) member of the family of any such person, or (iii) corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof.

(b)                                 The Company shall timely prepare and file with the Commission the form of notice of the sale of securities pursuant to the requirements of Regulation D regarding the sale of the Shares and Warrants under this Agreement.

(c)                                  The Company shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required by the state securities law requirements of each jurisdiction where a Purchaser resides, as indicated on the signature pages hereto, with respect to the sale of the Shares and Warrants under this Agreement.

ARTICLE V.
MISCELLANEOUS

5.1                                 Fees and Expenses.  Except as otherwise set forth in this Agreement (and with respect to registration expenses, except as set forth in the Registration Rights Agreement), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, the Company shall reimburse the reasonable legal fees of Wiggin and Dana LLP, counsel to SDS up to a maximum aggregate of $35,000 upon submission of reasonably itemized statements from their attorney(s) rendering services, the date and nature of the services rendered by such attorney(s), and their hourly rates therefor.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities to the Purchasers.

5.2                                 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3                                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:00 p.m. (New York time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day, (c) the second Trading Day following the date of shipment, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4                                 Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof.

5.5                                 Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser.  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

5.7                                 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

5.8                                 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

5.9                                 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in New York City, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  To the extent permitted by the law applicable to the court in which claims hereunder may be adjudicated, each of the parties hereby waives all rights to a trial by jury. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10                           Survival.  The representations and warranties herein shall survive the Closing and delivery of the Shares and Warrant Shares.

5.11                           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12                           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13                           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.14                           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15                           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, the Purchasers acknowledge and agree that they and their respective counsel have chosen to communicate with the Company through Wiggin and Dana LLP, but Wiggin and Dana LLP does not represent any of the Purchasers in this transaction other than SDS.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INOVIO BIOMEDICAL CORPORATION			Address for Notice:

Inovio Biomedical Corporation
		Attention:	Peter Kies
By:	/s/ Avtar Dhillon		Chief Financial Officer
	Name: Avtar Dhillon, MD		11494 Sorrento Valley Road
	Title:President and Chief Executive Officer		San Diego, California 92121-1334
Telephone: (858) 597-6006
Fax: (858) 597-0451

With a copy to (which shall not constitute notice):

Mark A. Klein, Esq.

Kirkpatrick & Lockhart, Nicholson Graham, LLP

10100 Santa Monica Blvd. 7th Floor

Los Angeles, CA 99067

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

(Signature Pages for Purchasers Follow)

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity:	[*]

Signature of Authorized Signatory of Investing Entity: [/s/ by Authorized Signatory of each Purchaser (as reflected on Purchaser List attached)].

Name of Authorized Signatory:	[*]

Title of Authorized Signatory:	[*]

Email Address of Authorized Entity:	[*]

Address for Notice of Investing Entity:

[*]
[*]
[*]
[*]

Address for Delivery of Securities for Investing Entity (if not same as above):

[*]
[*]
[*]
[*]

Subscription Amount: $	[*]
Shares:	[*]
Warrant Shares:	[*]
EIN Number:

[Omnibus Signature Page to Inovio Biomedical Corporation Securities Purchase Agreement]

[*] See Purchaser List Attached.

Purchasers and Shares of Common Stock and Warrants

Name, Address and Fax Number of Purchaser and Registration Instructions	Copies of Notices to	Common Stock Issued	Common Stock Underlying Warrants	Total Subscription

SDS Capital Group SPC, Ltd. c/o SDS Management LLC 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870 Attn: Steve Derby Phone:203-967-5850 Fax:203-967-5851 Email: steve@sdscapital.com	SDS Management LLC 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870 Attn: Kevin Johnston Phone: 203-967-5850 Fax: 203-967-5851 Email: kevin@sdscapital.com Wiggin and Dana LLP 400 Atlantic Street Stamford, CT 06901 Phone: 203-363-7600 Fax: 203-363-7676 Email: mgrundei@wiggin.com	2,016,666	705,833	$4,840,000.00

Merck & Co., Inc. DTC/New York Window 55 Water Level Plaza Level-3rd Floor New York, NY 10041 Account: State Street Account Name: Merck & Co., Inc. Account Number: 4XV0 Attn: Rob Mendez	Merck & Co., Inc. One Merck Drive W53A-65 Whitehouse Station, New Jersey 08889-0100 Attention: Office of the Secretary	1,250,000	437,500	$3,000,000.00

Vical, Inc. c/o SG America’s Attn: Joseph Tronzano 480 Washington Blvd., 21st Floor Jersey City, NJ 07310 Account #: 85598448 Phone: 201-839-8658 Fax: 201-839-8217 Email: joe.tronzano@sgcib.com Secondary Contact: David B. McCall, Jr. Director SG Cowen & Co., LLC 1221 Avenue of the Americas New York, NY 10020 Phone: 646 562 1236 Fax: 646 562 1249 Email: david.mccall@sgcowen.com	Vical, Inc. 10390 Pacific Center Court San Diego, CA 92121 Attn: Jill M. Church Vice President, Chief Financial Officer Phone: 858-646-1111 Fax: 858-646-1150	312,500	109,375	$750,000.00

Name, Address and Fax Number of Purchaser and Registration Instructions	Copies of Notices to	Common Stock Issued	Common Stock Underlying Warrants	Total Subscription

Booth & Co. c/o Norwalk Employees’ Pension Plan Northern Trust Co. 40 Broad Street, 8th Floor New York, New York 10004 Attn:Rubie Vega/Jose Mero 701-7505	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	83,000	29,050	$199,200.00

Booth & Co. c/o National Federation of Independent Business Corporate Account Northern Trust Co. 40 Broad Street, 8th Floor New York, New York 10004 Attn:Rubie Vega/Jose Mero 701-7505	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	21,000	7,350	$50,400.00

Booth & Co. c/o National Federation of Independent Business Employee Pension Trust Northern Trust Co. 40 Broad Street, 8th Floor New York, New York 10004 Attn:Rubie Vega/Jose Mero 701-7505	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	31,000	10,850	$74,400.00

City of Stamford Firemen’s Pension Fund c/o Merrill Lynch 157 Church Street New Haven, CT 06510 Attn: Lynn Greenspan	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	94,000	32,900	$225,600.00

City of Milford Pension & Retirement Fund c/o Merrill Lynch 157 Church Street New Haven, CT 06510 Attn: Lynn Greenspan	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	188,000	65,800	$451,200.00

Name, Address and Fax Number of Purchaser and Registration Instructions	Copies of Notices to	Common Stock Issued	Common Stock Underlying Warrants	Total Subscription

Mellon Bank NA custodian for PERSI- Zesiger Capital c/o Public Employee Retirement System of Idaho Mellon Bank, N.A. 120 Broadway, 13th Floor New York, NY 10271 Attn: Cynthia Aranda	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	708,000	247,800	$1,699,200.00

Cudd & Co. c/o Asphalt Green, Inc. JP Morgan Chase 500 Stanton Christiana Road Building Location - 1/OPS3 Newark, DE 19713	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	21,000	7,350	$50,400.00

Psychology Associates c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	8,000	2,800	$19,200.00

Domenic J. Mizio c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	42,000	14,700	$100,800.00

David Zesiger c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	8,000	2,800	$19,200.00

Name, Address and Fax Number of Purchaser and Registration Instructions	Copies of Notices to	Common Stock Issued	Common Stock Underlying Warrants	Total Subscription

Barrie Ramsay Zesiger c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	42,000	14,700	$100,800.00

J.P. Morgan Trust Co.(Bahamas) Ltd. as Trustee U/A/D 11/30/93 c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	42,000	14,700	$100,800.00

Alexa Zesiger Carver c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	6,000	2,100	$14,400.00

William B. Lazar c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	15,000	5,250	$36,000.00

Jeanne L. Morency c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	15,000	5,250	$36,000.00

Name, Address and Fax Number of Purchaser and Registration Instructions	Copies of Notices to	Common Stock Issued	Common Stock Underlying Warrants	Total Subscription

John J. & Catherine H. Kayola c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	3,000	1,050	$7,200.00

Peter Looram c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	15,000	5,250	$36,000.00

Meehan Foundation c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	17,000	5,950	$40,800.00

Albert L. Zesiger c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	35,000	12,250	$84,000.00

Susan Uris Halpern c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	23,000	8,050	$55,200.00

Name, Address and Fax Number of Purchaser and Registration Instructions	Copies of Notices to	Common Stock Issued	Common Stock Underlying Warrants	Total Subscription

Brook Dey Cosby c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	6,000	2,100	$14,400.00

The Lazar Foundation c/o Merrill Lynch 101 Hudson Street, 7th Fl. Jersey City, NJ 07302-3997 Attn: Kristal Volpe	Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022 Attn: Mary Estabil Phone: 212-508-6332 Fax: 212-508-6329 Email: mestabil@zcgllc.com	17,000	5,950	$40,800.00

Verdas Invest Ltd. C/O Meyer Lustenberger Attention: Alexander Vogel Forchstrasse 452 P.O.Box 832 8029, Zurich Tel: +41-1-396 91 91 Fax: +41-1-396 91 92 Email: Alexander.Vogel@ml-law.ch	Verdas Invest Ltd. Vanterpool Plaza, 2nd Floor Wickhams Cay I Road Town, Tortola British Virgin Islands Attention: Jorge Eduardo Vasquez Pinto, President	1,890,625	661,718	$4,537,500.00

Lakeside International Investors c/o Stanley P. Gold Managing Partner 4444 Lakeside Drive, #350, Burbank, CA 91505 Attn: Kathleen Galli Phone: (818) 973-4240 Fax: (818) 563-6429 Email: kgalli@shamrock.com		416,666	145,833	$1,000,000.00

Nite Capital LP 100 East Cook Avenue, Suite 201 Libertyville, IL 60048 Attn: Keith Goodman Phone: (847) 968-2655 #1 Fax: (847) 968-2648 Email: keith@nitecapital.com		125,000	43,750	$300,000.00

Name, Address and Fax Number of Purchaser and Registration Instructions	Copies of Notices to	Common Stock Issued	Common Stock Underlying Warrants	Total Subscription

Clarion Finanz AG Gerbergasse 5 P.O. Box 7427 CH-8023 Zurich Switzerland Attn: Carlo Civelli Phone: +41 44 227 60 00 Fax: +41 44 227 60 10 Email: invest@clarionfinanz.ch		83,333	29,166	$200,000.00

BGG, Banque Genevoise de Gestion Rue Rodolphe-Toepffer 15 P.O. Box 3271 1211 Geneva 3 Switzerland Account #: 96135631 Agent ID 03798 Attn: Christophe Ochsner. Direct: +41 22 839 02 67 Fax : +41 22 839 02 65 or Direct: +41 22 347 9056 Fax : +41 22 347 9327 Email: bgg@bgg.ch		20,833	7,291	$50,000.00

Banque SCS Alliance SA Route de Chancy 6 B Case postale CH – 1211 Geneva 8 Switzerland Attn: Ursula Pasquali Phone: +41 22 839 02 67 Email: middleofficege@scsalliance.com Email: upasquali@scsalliance.com		85,000	29,750	$204,000.00

Nesbitt Burns ITF Account 402 20091 22 Northern Rivers Innovation Fund LP c/o BMO Nesbitt Burns Prime Broker Services 36th Floor 1st Canadian Place Toronto, Ontario M5X 1H3 Attn: Daryle Godard Phone: 416-359-4663 Fax: Email: daryle.godard@bmonb.com	Northern Rivers Innovation Fund LP Royal Bank Plaza, North Tower Suite 2000 200 Bay Street Toronto, Ontario M5J 2J2 Attn: Hugh Cleland & Dana Campeis Tel: 416-597-1200 Fax: 416-597-1202 Email: dc@northernriverfunds.com hc@northernriversfunds.com	40,200	14,070	$96,480.00

Name, Address and Fax Number of Purchaser and Registration Instructions	Copies of Notices to	Common Stock Issued	Common Stock Underlying Warrants	Total Subscription

Nesbitt Burns ITF Account 402 20266 21 Delta One Northern Rivers RSP Fund c/o BMO Nesbitt Burns Prime Broker Services 36th Floor 1st Canadian Place Toronto, Ontario M5X 1H3 Attn: Daryle Godard Phone: 416-359-4663 Fax: Email: daryle.godard@bmonb.com	Delta One Northern Rivers RSP Fund c/o Northern Rivers Innovation Fund LP Royal Bank Plaza, North Tower Suite 2000 200 Bay Street Toronto, Ontario M5J 2J2 Attn: Hugh Cleland & Dana Campeis Tel: 416-597-1200 Fax: 416-597-1202 Email: dc@northernriverfunds.com hc@northernriversfunds.com	1,500	525	$3,600.00

Ojada AS c/o Braganza AS P.O. Box 1551Vika N-0117 Oslo, Norway Attn: Erik Braathen Phone: Fax: Email: erik.braathen@ojada.no		41,666	14,583	$100,000.00

East Hudson Inc. (BVI) c/o Goldman Sachs & Co. Attn: Natalie Krauss Goldman Sachs & Co. One New York Plaza, 48th Floor New York, NY 10004	East Hudson Inc. (BVI) c/o Conus Partners, Inc. 50 Rockefeller Plaza 2nd Floor New York, NY 10020 Attn: Andrew Zacks Tel: 212-332-7265 Fax: 212-332-7551 az@conusfund.com	101,100	35,385	$242,640.00

The Conus Fund L.P. c/o Goldman Sachs & Co. Attn: Natalie Krauss Goldman Sachs & Co. One New York Plaza, 48th Floor New York, NY 10004	The Conus Fund L.P. c/o Conus Partners, Inc. 50 Rockefeller Plaza 2nd Floor New York, NY 10020 Attn: Andrew Zacks Tel: 212-332-7265 Fax: 212-332-7551 az@conusfund.com	584,566	204,598	$1,402,960.00

Name, Address and Fax Number of Purchaser and Registration Instructions	Copies of Notices to	Common Stock Issued	Common Stock Underlying Warrants	Total Subscription

The Conus Fund Offshore Ltd. c/o Goldman Sachs & Co. Attn: Natalie Krauss Goldman Sachs & Co. One New York Plaza, 48th Floor New York, NY 10004	The Conus Fund Offshore Ltd. c/o Conus Partners, Inc. 50 Rockefeller Plaza 2nd Floor New York, NY 10020 Attn: Andrew Zacks Tel: 212-332-7265 Fax: 212-332-7551 az@conusfund.com	73,966	25,888	$177,520.00

The Conus Fund QP, L.P. c/o Goldman Sachs & Co. Attn: Natalie Krauss Goldman Sachs & Co. One New York Plaza, 48th Floor New York, NY 10004	The Conus Fund QP, L.P. c/o Conus Partners, Inc. 50 Rockefeller Plaza 2nd Floor New York, NY 10020 Attn: Andrew Zacks Tel: 212-332-7265 Fax: 212-332-7551 az@conusfund.com	194,533	68,086	$466,880.00

Kinetic Capital “TNT” Limited Partnership 1460-777 Hornby Street Vancouver, B.C. V6Z 1S4 Attn: Frank Barker Tel:604-692-2350 Fax:604-692-2531 Email: frank@kineticcapitalpartners.com		562,500	196,875	$1,350,000.00

Haywood Securities Inc. ITF Bernard Leroux c/o Haywood Capital Markets Attn: Corinne Elliott 400 Burrard Street, 21st Floor Vancouver BC V6C 3A6 Phone: 604-697-7406 Fax: 604-697-7480 Email: celliott@haywood.com	Bernard Leroux 1588 23rd Street West Vancouver, B.C. V7V 4W9 Tel: 604-697-7407 Fax: 604-697-7480 Email: bleroux@haywood.com	62,500	21,875	$150,000.00

Haywood Securities Inc. ITF Glenariff Investments Ltd. c/o Haywood Capital Markets Attn: Corinne Elliott 400 Burrard Street, 21st Floor Vancouver BC V6C 3A6 Phone: 604-697-7406 Fax: 604-697-7480 Email: celliott@haywood.com	Glenariff Investments Ltd. 2741 30th Street Vernon, B.C. V1T 5C6 Attn: George F. Galbraith Tel: 250-542-5900 Fax: 250-542-9329 gfg@shaw.ca	20,833	7,291	$50,000.00

Name, Address and Fax Number of Purchaser and Registration Instructions	Copies of Notices to	Common Stock Issued	Common Stock Underlying Warrants	Total Subscription

Haywood Securities Inc. ITF Paul Sabiston c/o Haywood Capital Markets Attn: Corinne Elliott 400 Burrard Street, 21st Floor Vancouver BC V6C 3A6 Phone: 604-697-7406 Fax: 604-697-7480 Email: celliott@haywood.com	Paul Sabiston 2810 Bellevue Avenue West Vancouver, B.C. V7V 1E8 Tel: 604-925-1994 Fax: 604-925-1948 sabiston@telus.net	31,250	10,937	$75,000.00

Haywood Securities Inc. ITF Michael Fitzmaurice c/o Haywood Capital Markets Attn: Corinne Elliott 400 Burrard Street, 21st Floor Vancouver BC V6C 3A6 Phone: 604-697-7406 Fax: 604-697-7480 Email: celliott@haywood.com	Mike Fitzmaurice 505-1160 Burrard Street Vancouver, B.C. V6Z 2E3 Tel: 604-671-2331 Fax: 604-685-9449 Email: mikefitz@telus.net	20,833	7,291	$50,000.00

Haywood Securities Inc. ITF Kelli Fitzmaurice c/o Haywood Capital Markets Attn: Corinne Elliott 400 Burrard Street, 21st Floor Vancouver BC V6C 3A6 Phone: 604-697-7406 Fax: 604-697-7480 Email: celliott@haywood.com	Kelli Fitzmaurice 505-1160 Burrard Street Vancouver, B.C. V6Z 2E3 Tel: 604-671-2331 Fax: 604-685-9449 Email: mikefitz@telus.net	20,833	7,291	$50,000.00

Park Place Columbia Limited 17c Curzon Street London, UK W1J 5HU Attn: Edward Dawson Tel:[44] (0) 20 7408 4826 Fax:[44] 20 7629 243 Email: edward.dawson@parkplace.co.uk		108,333	37,916	$260,000.00

Shekhar K. Basu 39 Heathcote Drive Mount Kisco, NY 10549 Tel: 914-262-5410 Fax: 212-755-9188 Email: shekharbasu@aol.com		62,500	21,875	$150,000.00

Name, Address and Fax Number of Purchaser and Registration Instructions	Copies of Notices to	Common Stock Issued	Common Stock Underlying Warrants	Total Subscription

Bridges and Pipes LLC c/o Cambria Capital Ltd. 80 Broad Street, 5th Floor New York, NY 10004 Attn: David Fuchs Tel:212-837-7833 Fax:212-837-7832 Email: df@cambriacapital.net		104,166	36,458	$250,000.00

Sunrise Partners Limited Partnership c/o Paloma Partners Management Company Two American Lane Greenwich, CT 06836-2571 Attn: Tom Skrapits Tel:203-861-8261 Fax:203-862-6952 Email: tskrapit@paloma.com	Sunrise Partners Limited Partnership c/o Paloma Partners Management Company Attn: Lauren Rose & Michael Berner Two American Lane Greenwich, CT 06836-2571 T: 203.862.8000 F: 203.862.6962 Email: mberner@paloma.com lrose@paloma.com	208,333	72,916	$500,000.00

William Kane Mahon 210 Little John Trail Atlanta, GA 30309 Tel:404-876-6354 Fax:404-728-1069 Email: wkmahon@mindspring.com		12,500	4,375	$30,000.00

Totals:		9,892,735	3,462,451	$23,742,580.00

DISCLOSURE SCHEDULES

TO

SECURITIES PURCHASE AGREEMENT

The following schedules are the “Disclosure Schedules” to that certain “Securities Purchase Agreement (the “Agreement”) dated December 16, 2005 among Inovio Biomedical Corporation, and each purchaser identified on the signature pages thereto. Capitalized terms used herein and in the attached schedules shall have the meanings given such terms in the Agreement.

Subsidiaries - Schedule 3.1(a)

Inovio Biomedical Corporation Subsidiaries – Schedule 3.1(a):

•                  Genetronics, Inc. ( Wholly-owned subsidiary, incorporated in California)

•                  Inovio AS (Wholly-owned subsidiary, incorporated in Norway)

•                  Inovio, Inc. (Wholly-owned subsidiary of Inovio AS, incorporated in Delaware)

Preemptive Rights - Schedule 3.1(g)

Preemptive Rights – Schedule 3.1(g):

No stockholders of the Company possess any preemptive rights in respect of the Common Stock or Warrants, or Warrant Shares to be issued upon exercise of the Warrants, except for the participation rights provided in Section 10 of each of the Company’s certificates of designations (collectively the “Certificates of Designations”), rights and preferences of the Series A, Series B, and Series C cumulative convertible preferred stock (the “Preferred Stock”). Pursuant to the provisions of Section 10 of each of the Certificates of Designations, the Company has notified each holder of its outstanding Preferred Stock of such holder’s right to participate in the transaction subject of the Agreement. In response to that Notice, the holders have:

1.                    Declined to participate and provided the Company with a writing expressly so indicating;

2.                    Have not responded to the Company’s notice and 10 days have elapsed since such non-responding holder was given notice; or

3.                    Notified the Company that they are participating in the transaction and using cash or shares of their Preferred Stock to purchase the Securities being sold pursuant to the Agreement. Holders using Preferred Stock (and the series thereof) to purchase the Securities being sold pursuant to the Agreement are set forth below.

Name of Holder and Number of Shares of Preferred Stock to Be Used and Series (A, B, C)*

	Series A	Series B	Series C
East Hudson Inc. (BVI)	6
Conus Fund L.P.	88
Conus Fund Offshore Ltd.	13
Conus Fund (QP) L.P.	14
Haywood Securities Inc. ITF Bernard Leroux	10
Haywood Securities Inc. ITF Glenariff Investments Ltd.	5
Haywood Securities Inc. ITF Paul Sabiston	5
Michael Fitzmaurice	5
Shekhar K. Basu	5	10
Kinetic Capital Limited Partnership	75
Kinetic Capital “TNT” Limited Partnership			35
SDS Capital Group SPC, Ltd.			359
Bridges and Pipes LLC			25
Sunrise Partners Limited			50
William Kane Mahon			3
Estimated totals	226	10	472

*                      The number of shares of Preferred Stock to be used has been estimated based on an assumed Per Share Purchase Price of $2.40. However, the Per Share Purchase Price will not be determined until the Closing Date and will be no less than the greater of (a) the market price of the Common Stock on the day prior to the date the Transaction Documents are signed (plus the lowest value, if any, attributable to the Warrants), or (b) the book value per share of the Common Stock, in any case as determined in accordance with applicable rules of the American Stock Exchange. Accordingly if the Per Share Purchase Price in the Transaction is other than $2.40, the number of Shares of Preferred Stock to be used will be determined by dividing (x) the Liquidation Preference of such series of Preferred Stock plus any accrued and unpaid dividends thereon, by (y) the Per Share Purchase Price.

Material Changes - Schedule 3.1(i)

Material Changes – Schedule 3.1(i):

As a result of the transactions contemplated by the Agreement, the Company expects to record a non-cash imputed dividend charge on its financial statements in connection with the use by any existing holders of the Company’s Series A, Series B or Series C Cumulative Convertible Preferred Stock (“Preferred Stock”) to purchase Shares and Warrant Shares in the Agreement in accordance with the rights of participation specified in the Company’s Certificate of Designations applicable to such series of Preferred Stock. This imputed dividend charge will be calculated using guidance contained in Emerging Issues Task Force (“EITF”) Issue No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments and will depend on the number of shares of Preferred Stock so used by the holders thereof so participating.

Intellectual Property - Schedule 3.1(o)

Royalties and Fees Payable by Seller – Schedule 3.1(o):

University of South Florida - a royalty-bearing license to patented technology is payable when a commercial product is being sold which has not yet occurred.  When it occurs payment is due quarterly.  Royalty rate is 3% net sales if sold by Inovio, 15% or all royalty received from sales by sublicensees.

Products are those products which rely on claims of US Patent No. 5,702,359 for FTO or its continuation patents.  Term of the Agreement is for life of agreement which is until one party or the other seeks termination, or by default life of the patents.

Brokers - Schedule 3.1(s)

Brokers – Schedule 3.1(s):

Brokerage Fees or Commissions

On May 1, 2003, July 8, 2003, May 10, 2004, and July 1, 2004 the Company and SCO Financial Group LLC signed the documents attached hereto as Exhibit 1 to this Schedule 3.1(s), which documents are incorporated herein by this reference.

The Company and Thomas Weisel Patners LLC (“TWP”) have agreed that upon successful completion of the transactions contemplated by the Agreement, Inovio will pay a success fee equal to $750,000, plus TWP’s reasonable fees and expenses.

EXHIBIT D TO SECURITIES PURCHASE AGREEMENT

Description of Collateral Transactions

The following is a description of the “Collateral Transactions” referred in Section 3.2(h) of the Securities Purchase Agreement to which this Exhibit is attached (the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

On January 10, 2005, the Company completed a private placement (the “January PIPE”) whereby it sold shares of its common stock (the “January Shares”) and warrants (the “January Warrants”) to purchase additional shares of its common stock to Verdas Invest Ltd. (“Verdas”), SRG Capital, LLC and Baystar Capital II, LP (“Baystar”). The January Shares consisted of an aggregate of 1,540,123 shares of the Company’s common stock and the January Warrants consisted of two-year warrants to purchase an aggregate of 508,240 shares of the Company’s common stock at an exercise price of $5.50 per share. The January Shares and January Warrants were sold for $4.05 per unit (the “January Purchase Price”), consisting of one January Share and 1/3 of a January Warrant. Verdas and Baystar paid the Company 20% of the January Purchase Price and delivered promissory notes (the “Notes”) to the Company for their balances of the January Purchase Price in the amount of $2,430,000 and $2,400,000, respectively. The Notes, as extended, are due December 15, 2005.

Following the January PIPE, Baystar assigned to SDS Capital Group SPC, LTD. (“SDS”), who the Company believes was an affiliate of Baystar at the time of the January PIPE, a portion of the January Shares and January Warrants, consisting of 489,414 January Shares and January Warrants to purchase 161,507 shares of Company’s common stock. As part of this assignment, SDS assumed Baystar’s obligation on the Baystar Note to the extent of Baystar’s obligation to pay the principal sum of $1,590,000 to the Company in accordance with the terms of the Baystar Note.

To induce certain of these investors, including SDS, in the January PIPE to participate as Purchasers with new Purchasers in the transaction contemplated by the Purchase Agreement (the “Transaction”) on the same terms as the new Purchasers, the Company offered to allow Verdas, Baystar and SDS  to exchange (the “Exchange”) all or a portion of their January Shares (but not the January Warrants which will remain outstanding and exercisable at $5.50 per share) that they acquired in the January 2005 PIPE for the Shares and Warrants to be issued in the Transaction based on the purchase price to be paid by the Purchasers in the Transaction. The number of January Shares that each such investor in the January PIPE could exchange for the new securities to be offered in the Transaction was based upon the amount of new cash that these investors in the January PIPE were willing to invest, or to cause other institutional investors to invest, in the Transaction. Verdas and SDS indicated that they were willing to accept the Exchange offer, but Baystar declined.

Because Verdas was willing to invest, or cause others to invest, in the Transaction, substantially more new cash than SDS, Verdas is being allowed in the Exchange to exchange more shares from the January 2005 PIPE than SDS for Shares and Warrants in the Transaction. Accordingly, the Exchange will consist of the following:

•                                          Verdas will exchange 750,000 January Shares for 1,265,625 Shares and Warrants to purchase 442,969 Warrant Shares, and

•                                          SDS will exchange 392,593 January Shares for 662,500 Shares and Warrants to purchase 231,875 Warrant Shares.

The Exchange is conditioned on (a) the successful closing of the Transaction, (b) the Company’s receipt from Verdas and/or other investors which Verdas causes to invest in the Transaction (collectively the “Verdas Investors”) of new cash in an amount not less than $3,000,000, and (c) the Company’s receipt from SDS and/or other investors which SDS causes to invest (collectively the “SDS Investors”) in the Transaction of new cash in an amount not less than $1,250,000. The Shares and Warrants issued in the Exchange (1) will be included in the Transaction pursuant to the same terms, provisions and conditions of the Purchase Agreement, Warrants and Registration Rights Agreement applicable to the other Purchasers and (2) will be in addition to any Shares and Warrants purchased for new cash invested by any of the Verdas Investors and SDS Investors in the Transaction. The successful closing of the Transaction and the Exchange will result in the satisfaction of the Notes.

Because of the lower purchase price in the Transaction from the January Purchase Price, the Exchange will result in a repricing of the January Purchase Price for the January Shares acquired by Verdas and SDS in the January PIPE from a purchase price of $4.05 per share to $2.40(1) in the case of Verdas and $2.61(2) in the case of SDS (in either case assuming no value is attributable to the January Warrants retained by Verdas and SDS or the Warrants to be issued in the Transaction).

(1)  This assumes that the Per Share Purchase Price in the Transaction is $2.40. However, the Per Share Purchase Price will not be determined until the Closing Date and will be no less than the greater of (a) the market price of the Common Stock on the day prior to the date the Transaction Documents are signed (plus the lowest value, if any, attributable to the Warrants), or (b) the book value per share of the Common Stock, in any case as determined in accordance with applicable rules of the American Stock Exchange. Accordingly if the Per Share Purchase Price in the Transaction is other than $2.40, the Exchange will result in a repricing of the January Shares acquired by Verdas in the January PIPE from a purchase price of $4.05 per share to the amount equal to the Per Share Purchase Price in the Transaction.

(2)  This assumes that the Per Share Purchase Price in the Transaction is $2.40. See footnote 1 above. If the Per Share Purchase Price in the Transaction is other than $2.40, the Exchange will result in a repricing of the January Shares acquired by SDS in the January PIPE from a purchase price of $4.05 per share equal to an amount equal to approximately 1.0875 times the Per Share Purchase Price in the Transaction.